SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): October 7, 2009
Ciena Corporation
(Exact Name of Registrant as Specified in Charter)

Delaware	0-21969	23-2725311
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1201 Winterson Road Linthicum, MD	21090
(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (410) 865-8500
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 — ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT
On October 7, 2009, Ciena Corporation (“Ciena”) entered into (i) an asset sale agreement (the “North American Agreement”) with Nortel Networks Corporation, its principal operating subsidiary Nortel Networks Limited, Nortel Networks Inc. and certain of its other subsidiaries (together, “Nortel”), to purchase substantially all of the North American, Caribbean and Latin American and Asian optical networking and carrier Ethernet assets of Nortel’s Metro Ethernet Networks (MEN) business, and (ii) an asset sale agreement (the “EMEA Agreement”) with Nortel affiliates and the “Joint Administrators” and “Joint Israeli Administrators” (each as defined below) to purchase substantially all of the European, Middle Eastern and African (EMEA) optical networking and carrier Ethernet assets of Nortel’s MEN business, in exchange for a total consideration of $390 million in cash and 10 million shares of common stock of Ciena to be issued at the consummation of the transactions contemplated by the Agreements (the “Acquisition”). The product and technology assets to be acquired include Nortel’s long-haul optical transport portfolio; metro optical Ethernet switching and transport solutions; Ethernet transport, aggregation and switching technology; multiservice SONET/SDH product families; and network management software products. Ciena will also be acquiring all patents and intellectual property that are predominately used in the optical and carrier Ethernet businesses. The North American Agreement and the EMEA Agreements are referred to herein as the “Agreements” and the assets to be acquired under the Agreements are referred to in the aggregate as the “Acquired Assets.” The Agreements include the assumption of certain liabilities and are subject to purchase price adjustments under certain circumstances, including adjustments relating to working capital, certain adverse international bankruptcy proceedings or adverse international injunctions, and readiness to perform certain transitions services at closing. The Acquisition is subject to a competitive bidding process under the United States Bankruptcy Code and the Canadian Companies’ Creditors Arrangement Act.
Nortel and Ciena have each made customary representations, warranties and covenants in the Agreements, including, among others, a covenant by Nortel to conduct its business in the ordinary course between signing of the Agreements and closing of the Acquisition. The closing under the North American Agreement is subject to various conditions, including the termination or expiration of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976; approval pursuant to the Competition Act (Canada); approval pursuant to the Investment Canada Act, if applicable; approval by the United States Bankruptcy Court and the Ontario Superior Court of Justice (together, the “Bankruptcy Courts”); and the closing of the transactions contemplated under the EMEA Agreement.
Ciena is expected to make employment offers to at least 2,000 Nortel employees in connection with the Acquisition and anticipates that it will incur integration-related costs of approximately $180 million. Ciena anticipates that the majority of the integration-related costs will be incurred in 2010.
As a result of the structure of the Acquisition as an asset carve out, Ciena will not be acquiring certain personnel and systems that were part of the operating expense or costs of goods sold of the business. As a result, at closing, Nortel and Ciena will also enter into a transition services agreement pursuant to which Nortel will agree to provide certain business support services, including accounting functions, supply chain and logistics management, and information technology services, for a period of up to 24 months after the closing of the Acquisition in exchange for payments by Ciena estimated to be approximately $100 million annually, with the actual amount to be paid depending upon which services Ciena continues and the related duration. At closing, Nortel and Ciena will also enter into an intellectual property license agreement providing for a license grant to Ciena with respect to other Nortel patents and intellectual property, as well as a license grant back to Nortel with respect to the patents and other intellectual property transferred to Ciena under the Agreements, in each case within defined fields of use. At closing, Ciena will also enter into a ten-year lease relating to the “Lab 10” building of Nortel’s Carling, Ottawa campus.
The Agreements contain customary termination rights for Nortel and Ciena. If the Agreements are terminated (i) by Nortel or Ciena because an alternative transaction for the sale of the Acquired Assets is approved by the Bankruptcy Courts, (ii) by Nortel because the Bankruptcy Courts approve a creditor sponsored reorganization plan authorized under Section 1129 of the United States Bankruptcy Code, because the bidding procedures and sales process order are not entered by the Bankruptcy Courts by October 30, 2009, or the sale order, approval and vesting order are not entered by the Bankruptcy Courts by December 17, 2009, or if the bankruptcy auction is not completed by December 11, 2009, or (iii) by Ciena because the bidding procedures and sales process order are not entered by the Bankruptcy Courts by October 19, 2009, or because of an uncured breach by Nortel resulting in the failure to meet any of the closing conditions, or because Nortel fails to consummate the closing in breach of the North American Agreement, or Nortel withdraws or seeks to withdraw the sale motions approved by the Bankruptcy Courts or announces a plan of reorganization, plan of arrangement, liquidation or winding up of the Acquired Assets or the selling entities, or (iv) if the EMEA Agreement is terminated under certain circumstances, then, in each case, Nortel will pay to Ciena a break-up fee of approximately $16.0 million and reimburse Ciena and its affiliates for the expenses related to the transaction up to a cap of approximately $5.3 million.
Nortel will file the North American Agreement with the United States Bankruptcy Court for the District of Delaware, along with a motion seeking approval of the break-up fee and expense reimbursement and the establishment of bidding procedures for a process that allows other qualified bidders to submit higher or otherwise better offers, as required under Section 363 of the U.S. Bankruptcy Code. A similar motion for the approval of the bidding procedures will be filed with the Ontario Superior Court of Justice. Following completion of the bidding process, final approval of those courts will be required.

In relation to those Nortel EMEA entities participating in the Acquisition to which they are appointed, the Joint Administrators have the authority, without further court approval, to enter into the EMEA Agreement on behalf of those relevant Nortel entities. In some EMEA jurisdictions, this Acquisition is subject to statutory information-sharing and consultation processes with the relevant employee representatives prior to finalization of the terms of sale.
In addition to the processes and approvals outlined above, consummation of the Acquisition is subject to other customary conditions to closing and, with regard to the Acquired Assets in Israel, the approval of the court in Israel.
As used above, “Joint Administrators” means Alan Bloom, Stephen Harris, Alan Hudson, David Hughes and Christopher Hill, in their capacity as joint administrators to those Nortel EMEA entities participating in the Acquisition to which they are appointed, and “Joint Israeli Administrators” means Yaron Har-Zvi and Avi D. Pelosso, in their capacity as joint Israeli administrators.
ITEM 3.02 — UNREGISTERED SALES OF EQUITY SECURITIES
The information set forth in Item 1.01 above is incorporated into this Item 3.02 by reference. Pursuant to the Agreements, upon the consummation of the Acquisition, Ciena will issue 10 million shares of Ciena common stock, par value $0.01 per share, representing a portion of the total consideration described above to be paid in the Acquisition. Under the Agreements, Ciena is required to prepare and file an automatic shelf registration statement on Form S-3 for purposes of registering the resale of the shares to be issued above by the later of thirty days following the closing and sixty days following the receipt from Nortel of certain financial statements required in connection with the filing and effectiveness of the registration statement. These shares are expected to be issued by Ciena in reliance upon the exemption afforded by Section 4(2) under the Securities Act of 1933 as not involving a public offering.
ITEM 8.01 — OTHER EVENTS
On October 7, 2009, Ciena announced its entry into the Agreements to purchase the Acquired Assets. A copy of this press release, attached to this report as Exhibit 99.1, is incorporated by reference herein.
ITEM 9.01 — FINANCIAL STATEMENTS AND EXHIBITS
(c) The following exhibit is being filed herewith:

Exhibit Number	Description of Document

Exhibit 99.1	Press Release dated October 7, 2009, issued by Ciena Corporation

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CIENA CORPORATION
Date: October 7, 2009	By:	/S/ David M. Rothenstein
	Name:	David M. Rothenstein
	Title:	Senior Vice President, General Counsel and Secretary